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                                                                   Exhibit 10.15



                                        June 17, 1999



Donald W. Glazer, Esq.
225 Kenrick Street
Newton, MA 02158

Dear Don:

        This will confirm our agreement to extend the term of your Consulting Agreement dated as of May 4, 1998 for one additional year.

                                     Sincerely,

                                     PROVANT, INC.



                                     By /s/ Paul M. Verrochi
                                        -----------------------------
                                        Paul M. Verrochi
                                        Its Chairman and
                                        Chief Executive Officer



AGREED:



/s/ Donald W. Glazer
---------------------------
Donald W. Glazer

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                                                                 August 13, 2002



Donald W. Glazer
225 Kenrick Street
Newton, MA 02158

Dear Don:

        Reference is made to the Consulting Agreement effective as of May 4, 1998, as amended, between you and Provant, Inc. ("Provant") (the "Consulting Agreement").

        The Consulting Agreement is hereby further amended as follows:

        1.   The term of the Consulting Agreement shall end on June 30, 2003.

        2. During the term of the Consulting Agreement, you will provide services to Provant in the areas of financial restructuring and pursuit of strategic alternatives reporting to the Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Provant. You shall devote such time to the performance of these services as is reasonably necessary consistent with your other business commitments, none of which require your full time. Your commitment to Provant will not be full time and you will not be in charge of any business unit, division or function of Provant or perform a policy-making function for Provant.

        3. During the term of the Consulting Agreement, Provant will continue to provide you with the office at Provant you now use and continue to pay for the parking space you now have in Boston, Massachusetts for your automobile.

        4. As additional consideration to you, upon expiration of the term of the Consulting Agreement or, if you continue to provide consulting services to Provant thereafter, when such consulting services cease for whatever reason, you shall be paid Ten Thousand Four Hundred Sixteen Dollars and Sixty-Seven Cents ($10,416.67) per month for six (6) months beginning as of the date of such expiration or cessation, such amount to be payable to you in accordance with Provant's regular payroll practices, and Provant will continue to pay for the parking space you now have in Boston, Massachusetts for your automobile.

Donald W. Glazer, Esq.
August 13, 2002
Page 2


     Except as set forth above, the Consulting Agreement shall continue in full force and effect.

     If the foregoing accurately sets forth our agreement, please so indicate by signing below.

                                                 Very truly yours,

                                                 PROVANT, INC.


                                                 By: /s/ John H. Zenger
                                                    ----------------------
                                                    President CEO

Agreed:

/s/ Donald W. Glazer
----------------------
Donald W. Glazer